EXHIBIT 1(l)


                             ARTICLES SUPPLEMENTARY

                              The PBHG Funds, Inc.


         The PBHG Funds, Inc., a Maryland corporation (the "Corporation"), having its principal office in the City of Baltimore, certifies that:

                  FIRST: The Corporation's Board of Directors in accordance with
         Section 2-208.1 of the Maryland General Corporation Law has adopted a resolution increasing from Two Billion (2,000,000,000) to Three Billion (3,000,000,000) the aggregate number of shares of stock that the Corporation is authorized to issue.

                  SECOND: The Corporation's Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law has adopted a resolution classifying the Three Billion (3,000,000,000) shares of the Corporation's stock, par value one tenth of one cent ($.001), having an aggregate par value of Three Million Dollars ($3,000,000), as set forth below. Immediately prior to the classification, the Two Billion (2,000,000,000) shares of stock, par value one tenth of one cent ($.001), having an aggregate par value of Two Million Dollars ($2,000,000) all of which previously classified shares of the Corporation's stock were designated as follows:

                  Designation                             Number of Shares

                  PBHG Growth Fund                        200 million
                  PBHG Emerging Growth Fund               200 million
                  PBHG International Fund                 200 million
                  PBHG Money Market Fund                  1 billion
                  PBHG Select Equity Fund                 200 million
                  PBHG Large Cap Growth Fund              200 million

         The Three Billion (3,000,000,000) shares of the Corporation's stock are classified and designated as follows:

                  Designation                             Number of Shares

                  PBHG Growth Fund                        200 million
                  PBHG Emerging Growth Fund               200 million
                  PBHG International Fund                 200 million
                  PBHG Cash Reserves Fund                 1 billion, 800 million
                  PBHG Select Equity Fund                 200 million
                  PBHG Large Cap Growth Fund              200 million
                  PBHG Technology Growth Fund             200 million


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                  THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.


                  IN WITNESS WHEREOF, The PBHG Funds, Inc. has caused these Articles Supplementary to be executed by one of its Vice-Presidents and its corporate seal to be affixed and attested by its Assistant Secretary on this 17th day of August, 1995.

[CORPORATE SEAL]

                                               THE PBHG FUNDS, INC.


                                               By: /s/ Kathryn L. Stanton
                                                  ------------------------------
                                                  Kathryn L. Stanton
                                                  Vice President


Attest: /s/ Allison Koebig
       ---------------------------------
       Allison Koebig
       Assistant Secretary



                  The undersigned, Vice President of THE PBHG FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                               /s/ Kathryn L. Stanton
                                               ---------------------------------
                                               Kathryn L. Stanton
                                               Vice President



Dated: August 17, 1995